VOTING AGREEMENT

This VOTING AGREEMENT, dated as of July 22, 2012 (this “Agreement”), is by and among DigitalGlobe, Inc., a Delaware corporation (“DigitalGlobe”), Cerberus Capital Management, L.P. , a New York limited partnership (“Cerberus”), Cerberus Partners II, L.P., a Delaware limited partnership (“Cerberus Partners II”), Cerberus Series Four Holdings, LLC, a Delaware limited liability company (“Cerberus Series Four Holdings”), and Cerberus Satellite LLC (“Cerberus Satellite” and, together with Cerberus, Cerberus Partners II and Cerberus Series Four Holdings, the “Cerberus Parties” and, together with Cerberus Partners II and Cerberus Series Four Holdings, the “Stockholders”).

WHEREAS, as of the date hereof, each Stockholder is the record or “beneficial owner” (as defined under Rule 13d-3 under the Exchange Act) of (i) of the number of shares of common stock, par value $0.01 per share (the “GeoEye Common Stock”), of GeoEye, Inc., a Delaware corporation (“GeoEye”), and (ii) of the number of shares of Series A Convertible Preferred Stock, par value $0.01 per share, of GeoEye (the “GeoEye Preferred Stock”), as set forth opposite such Stockholder’s name on Schedule I hereto (all such shares of GeoEye Common Stock and GeoEye Preferred Stock, the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, DigitalGlobe, 20/20 Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), WorldView LLC, a Delaware limited liability company (“Merger Sub 2”) and GeoEye are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into GeoEye (the “Merger”), and, immediately after the Merger, GeoEye will be merged with and into Merger Sub 2 (the “Subsequent Merger” and together with the Merger, the “Combination”), all upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to DigitalGlobe’s willingness to enter into and perform its obligations under the Merger Agreement, DigitalGlobe has requested that the Stockholder Parties enter into this Agreement, and the Stockholder Parties have agreed to do so in order to induce DigitalGlobe to enter into, and in consideration of it entering into, the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Agreement to Vote

Section 1.1.          Agreement to Vote.

(a)                            From the date hereof until the termination of this Agreement in accordance with Section 5.1, except to the extent waived in writing by DigitalGlobe in its sole and absolute discretion, at any meeting of the stockholders of GeoEye (including the GeoEye Stockholders Meeting), however called, or at any adjournment thereof, or in connection with any written consent of the stockholders of GeoEye or in any other circumstances upon which a vote, consent or other approval of all or some of the stockholders of GeoEye is sought, each Stockholder agrees to, and Cerberus agrees to cause each Stockholder to, vote (or cause to be voted) all of its Subject Shares, subject to any voting restrictions pursuant to the standstill letter agreement, dated February 9, 2012, between Cerberus and GeoEye (as amended, the “Standstill Agreement”) or contained in the Certificate of Designations, Preferences and Rights of the GeoEye Preferred Stock (the “Preferred Stock COD”), (i) in favor of adoption of the Merger Agreement and approval of the Combination and the transactions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof or thereof, including, if applicable, any approval of holders of GeoEye Preferred Stock required pursuant to Section 11 of the Preferred Stock COD; and (ii) against the following actions (other than the Combination and the transactions contemplated by the Merger Agreement): (A) any GeoEye Takeover Proposal; (B) any reorganization, recapitalization, dissolution, liquidation or winding up of GeoEye or any of its Subsidiaries; (C) any amendment of GeoEye’s certificate of incorporation or by-laws, except as contemplated by the Merger Agreement; or (D) any other action or proposal involving GeoEye that would reasonably be expected to prevent or materially impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement, including the Combination.

(b)                           At any meeting of the stockholders of GeoEye that is held (including the GeoEye Stockholders Meeting), the Stockholder Parties shall, or shall direct the holder(s) of record of the Subject Shares on any applicable record date to, appear, in person or by proxy, at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(c)                            Except as set forth in Sections 1.1(a) and (b) hereof, and subject to the voting restrictions pursuant to the Standstill Agreement, no Stockholder shall be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

(d)                           SOLELY IN THE EVENT OF A FAILURE BY A STOCKHOLDER TO ACT IN ACCORDANCE WITH SUCH STOCKHOLDER’S OBLIGATIONS AS TO VOTING OR EXECUTING A WRITTEN CONSENT PURSUANT TO SECTION 1.1(a) and (b), EACH STOCKHOLDER hereby irrevocably grants to and appoints Yancey L. Spruill AND daniel l. jablonsky, in their respective capacities as officers of DigitalGlobe, and any individual who shall hereafter succeed to any such office of DigitalGlobe, and each of them individually, SUCH STOCKHOLDER’S proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of SUCH STOCKHOLDER, to represent, vote and otherwise act (by voting at any meeting of stockholders of GeoEye, by written consent in lieu thereof or otherwise) with respect to THe SUBJECT Shares owned or held by SUCH STOCKHOLDER regarding the matters referred to in Section 1.1(a) and (b) until the termination of this Agreement, to the same extent and with the same effect as SUCH STOCKHOLDER might or could do under applicable law, rules and regulations. The proxy granted pursuant to this Section 1.1(d) is coupled with an interest and shall be irrevocable. EACH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY. EACH STOCKHOLDER hereby revokes any and all previous proxies or powers of attorney granted with respect to any of THE SUBJECT Shares THAT MAY HAVE HERETOFORE BEEN APPOINTED OR GRANTED WITH RESPECT TO the matters referred to in Section 1.1(a) and (b), AND NO SUBSEQUENT PROXY (WHETHER REVOCABLE OR IRREVOCABLE) OR POWER OF ATTORNEY SHALL BE GIVEN BY A STOCKHOLDER, EXCEPT AS REQUIRED BY ANY LETTER OF TRANSMITTAL IN CONNECTION WITH THE COMBINATION. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS.

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ARTICLE II
Representations and Warranties of the Stockholder Parties

Each Stockholder Party hereby represents and warrants to DigitalGlobe as follows:

Section 2.1.          Organization. Each Stockholder Party that is a corporation, limited liability company, partnership, trust or other entity (other than a natural person) is duly organized and validly existing under the laws of the jurisdiction of its organization.

Section 2.2.          Authority. Each Stockholder Party has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by each Stockholder Party and the consummation of the transactions contemplated by this Agreement by each Stockholder Party have been duly authorized by all necessary action on the part of each Stockholder Party, and, assuming the due authorization, execution, and delivery of this Agreement by DigitalGlobe, this Agreement constitutes a legal, valid, and binding obligation of each Stockholder Party, enforceable against each Stockholder Party in accordance with its terms.

Section 2.3.          Ownership of Subject Shares; Total Shares. Each Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good title to, the Subject Shares listed beside such Stockholder’s name on Schedule I attached hereto, free and clear of all claims, liens, encumbrances and security interests of any nature whatsoever (including any restriction on the right to vote or otherwise transfer such Subject Shares), except as provided in this Agreement, the Standstill Agreement or the Preferred Stock COD or pursuant to any applicable restrictions on transfer under the Securities Act. As of the date hereof, no Stockholder Party or its Affiliate owns, beneficially or otherwise, any GeoEye Common Stock, GeoEye Preferred Stock, GeoEye Stock Options or other securities of GeoEye other than as set forth in Schedule I hereto, and no Stockholder Party or its Affiliate owns or holds any right to acquire any additional shares of any class of GeoEye Capital Stock or other securities of GeoEye or any interest therein or any voting rights with respect to any securities of GeoEye other than the Subject Shares (other than the conversion feature of the GeoEye Preferred Stock).

Section 2.4.          Voting Power. Each Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to dispositions contemplated by this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares, with no limitations, qualifications, or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement, the Standstill Agreement and the Preferred Stock COD. Each Stockholder Party represents that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked pursuant to Section 1.1(d) hereof and that the Stockholder Parties shall take any additional action necessary to effectuate the foregoing.

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Section 2.5.          Consents and Approvals; No Violation. (a) Except for any filing required under Section 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement by any Stockholder Party and the consummation by any Stockholder Party of the transactions contemplated by this Agreement, and (b) none of the execution and delivery of this Agreement by any Stockholder Party, the consummation by a Stockholder Party of the transactions contemplated by this Agreement or compliance by the Stockholder Parties with any of the provisions of this Agreement shall conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to a Stockholder Party or to its property or assets.

Section 2.6.          Litigation. As of the date hereof, there is no action, suit or other proceeding pending against a Stockholder Party or, to the knowledge of the Stockholder Parties, any other Person or, to the knowledge of the Stockholder Parties, threatened in writing against a Stockholder Party or its Affiliates that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by DigitalGlobe of its rights under this Agreement or the performance by a Stockholder Party of its obligations under this Agreement.

Section 2.7.          Acknowledgement. Each Stockholder Party understands and acknowledges that DigitalGlobe is entering into the Merger Agreement in reliance upon each Stockholder Party’s execution, delivery and performance of this Agreement.

ARTICLE III
Representations and Warranties of DigitalGlobe

DigitalGlobe hereby represents and warrants to the Stockholder Parties as follows:

Section 3.1.          Organization. DigitalGlobe is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

Section 3.2.          Corporate Authorization; Validity of Agreement; Necessary Action. DigitalGlobe has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by DigitalGlobe and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of DigitalGlobe, and, assuming the due authorization, execution and delivery thereof by each Stockholder Party, constitutes a valid and legally binding obligation of DigitalGlobe enforceable against it in accordance with its terms.

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Section 3.3.          Consents and Approvals; No Violation. (a) Except as may be set forth in the Merger Agreement and in the other schedules, exhibits or attachments thereto (including, without limitation, filings as may be required under applicable securities laws) and any filings required under Section 13 or 16 under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution of this Agreement or the Merger Agreement by DigitalGlobe and the consummation by DigitalGlobe of the transactions contemplated by this Agreement or the Merger Agreement, and (b) none of the execution and delivery of this Agreement or the Merger Agreement by DigitalGlobe, the consummation by DigitalGlobe of the transactions contemplated by this Agreement or the Merger Agreement or compliance by DigitalGlobe with any of the provisions of this Agreement or the Merger Agreement shall (x) conflict with or result in any breach of the organizational documents of DigitalGlobe, (y) result in a material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any third party right of termination, cancellation, amendment, or acceleration) under any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which DigitalGlobe is a party, or (z) subject to compliance with filing requirements as may be required under applicable securities laws, violate any order, writ, injunction, decree, judgment, statute, rule, or regulation applicable to DigitalGlobe, except under clauses (x), (y) or (z), where the absence of filing or authorization, conflict, violation, breach, or default would not materially impair or materially adversely affect the ability of DigitalGlobe to perform its obligations hereunder or under the Merger Agreement.

ARTICLE IV
Covenants of the Stockholder Parties

Each Stockholder Party covenants and agrees as follows:

Section 4.1.          Restriction on Transfer and Proxies. Except as contemplated by this Agreement or the Merger Agreement, during the period beginning from the execution and delivery by the parties of this Agreement through the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms and (c) the termination of this Agreement in accordance with Section 5.1, no Stockholder shall, and Cerberus shall cause the Stockholders not to, (x) sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of (each, a “Transfer”), or enter into any contract, option, or other arrangement or understanding with respect to the Transfer of, any or all of the Subject Shares; (y) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of the Subject Shares that could reasonably be expected to prevent, nullify, impede, interfere with, frustrate, delay, postpone, discourage or otherwise materially adversely affect the Combination, the Merger Agreement, any of the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing; or (z) deposit any of the Subject Shares into a voting trust or enter into a voting agreement with respect to any of the Subject Shares.

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Section 4.2.          Stop Transfer; Changes in Subject Shares. Each Stockholder Party agrees with, and covenants to, DigitalGlobe that (a) this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including, without limitation, a Stockholder Party’s successors or assigns and (b) no Stockholder Party shall request that GeoEye register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Subject Shares, unless such transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Subject Shares, the Stockholder Party Transferring such Subject Shares shall remain liable for the performance of all of its obligations under this Agreement.

Section 4.3.          Additional Securities. In the event any Stockholder Party becomes the record or beneficial owner of (a) any shares of GeoEye Common Stock, GeoEye Preferred Stock or any other equity securities of GeoEye, (b) any equity securities which may be converted into or exchanged for such shares of GeoEye Common Stock, GeoEye Preferred Stock or other equity securities of GeoEye or (c) any equity securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such shares of GeoEye Common Stock, GeoEye Preferred Stock or other securities of GeoEye (collectively, “Additional Securities”), the terms of this Agreement shall, subject to any voting restrictions set forth in the Standstill Agreement or contained in the Preferred Stock COD, apply to all such Additional Securities as though owned by a Stockholder on the date of this Agreement.

Section 4.4.          Stockholder Capacity. Each Stockholder Party enters into this Agreement solely in its capacity as the record or beneficial owner of its Subject Shares. Nothing contained in this Agreement shall limit the rights and obligations of any of a Stockholder Party’s Affiliates, Representatives or any employee of any of a Stockholder Party’s Affiliates in his or her capacity as a director or officer of GeoEye, and the agreements set forth herein shall in no way restrict any director or officer of GeoEye in the exercise of his or her fiduciary duties as a director or officer of GeoEye (including, without limitation, considering and voting in favor of a Superior GeoEye Proposal in the capacity as a director or officer of GeoEye).

Section 4.5.          Documentation and Information. Each Stockholder Party (a) consents to and authorizes the publication and disclosure by DigitalGlobe and its Affiliates of its identity and holdings of Subject Shares and the nature of its commitments and obligations under this Agreement in any announcement or disclosure required by the SEC or other Governmental Entity, the Joint Proxy Statement, or any other disclosure document in connection with the Combination or any of the other transactions contemplated by the Merger Agreement or this Agreement, and (b) agrees promptly to give to DigitalGlobe any information it may reasonably require for the preparation of any such disclosure documents. Each Stockholder Party agrees to promptly notify DigitalGlobe of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that any shall have become false or misleading in any material respect.

Section 4.6.          No Solicitation. No Stockholder Party shall, nor shall it authorize or permit any of its Affiliates or any of its officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives (collectively, “Representatives”) to, directly or indirectly (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) with respect to a GeoEye Takeover Proposal, (b) initiate a stockholders’ vote with respect to a GeoEye Takeover Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of GeoEye with respect to a GeoEye Takeover Proposal.

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ARTICLE V
Termination

Section 5.1           This Agreement and the covenants, obligations and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earliest to occur of (a) the Effective Time, (b) termination of the Merger Agreement in accordance with its terms and (c) any change or modification to the terms of the Merger Agreement not approved or consented to in writing by the Stockholders that is adverse to the Stockholders (in other than an immaterial manner). In the event of termination of this Agreement pursuant to this Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, no such termination shall relieve any party from liability for any breach hereof prior to such termination; provided further, that the provisions set forth in Article VI shall survive the termination of this Agreement.

ARTICLE VI
Miscellaneous

Section 6.1.          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                            This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws of the State of Delaware.

(b)                            Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court in any such dispute and (c) agrees that it will not bring any action relating to this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

(c)                            Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 6.1.

Section 6.2.          Specific Performance. The Stockholder Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that DigitalGlobe shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement in any court referred to in Section 6.1, without proof of actual damages (and each Stockholder Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which DigitalGlobe is entitled at law or in equity. The Stockholder Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

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Section 6.3.          Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that DigitalGlobe may, in its sole discretion, assign or transfer all or any of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of DigitalGlobe, but no such assignment shall relieve DigitalGlobe from its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns

Section 6.4.          Amendments, Waivers, etc. This Agreement may not be amended except by an instrument in writing signed on behalf of DigitalGlobe and each Stockholder Party. Any agreement on the part of a party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 6.5.          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to a Stockholder Party:

Cerberus Capital Management, L.P.

875 Third Avenue

11th Floor

New York, NY 10022

Phone: (212) 891-2100

Attention: General Counsel

with a copy to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Phone: (212) 756-2000

Fax: (212) 593-5955

Attention:   Stuart D. Freedman, Esq.

     Christopher S. Harrison, Esq.

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If to DigitalGlobe, to:

DigitalGlobe, Inc.

1601 Dry Creek Drive

Suite 260

Longmont, CO 80503

Phone: 303-684-4000

Fax: 303-684-4340

Attention:   Daniel L. Jablonsky, Esq.

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Phone: (212) 735-3000
Facsimile: (212) 735-2000

Attention:    Nancy Lieberman, Esq.
                    Marie Gibson, Esq.

Section 6.6.          Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses.

Section 6.7.          Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 6.7 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 6.8.          Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

Section 6.9.          Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Merger Agreement.

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Section 6.10.      Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 6.11.      No Strict Construction. The parties hereto acknowledge that this Agreement has been prepared jointly by them and shall not be strictly construed against any party hereto.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DIGITALGLOBE, INC.

By:	/s/ Jeffrey R. Tarr
	Name:	Jeffrey R. Tarr
	Title:	President & Chief Executive Officer

CERBERUS CAPITAL MANAGEMENT, L.P.

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Senior Managing Director

CERBERUS PARTNERS II, L.P.

By: Cerberus Associates II, L.L.C., its General Partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Authorized Signatory

CERBERUS SERIES FOUR HOLDINGS, LLC

By: Cerberus Institutional Partners, L.P.- Series Four, its Managing Member

By: Cerberus Institutional Associates, L.L.C., its General Partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Authorized Signatory

[Signature Page to Cerberus Voting Agreement]

CERBERUS SATELLITE LLC

By: Cerberus Series Four Holdings, LLC, its Managing Member

By: Cerberus Institutional Partners, L.P.- Series Four, its Managing Member

By: Cerberus Institutional Associates, L.L.C. its General Partner

By:	/s/ Mark A. Neporent
	Name:	Mark A. Neporent
	Title:	Authorized Signatory

[Signature Page to Cerberus Voting Agreement]

SCHEDULE I

Stockholder (Name and Address)	Shares of GeoEye Common Stock	Shares of GeoEye Preferred Stock
Cerberus Partners II, L.P. 875 Third Avenue 11th Floor New York NY 10022	53,844	–
Cerberus Series Four Holdings, LLC 875 Third Avenue 11th Floor New York NY 10022	4,717,535	–
Cerberus Satellite LLC 875 Third Avenue 11th Floor New York NY 10022	–	80,000

Schedule I